QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
BIOJECT MEDICAL TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Bioject Medical Technologies Inc.
211 Somerville Road, Route 202 North
Bedminster, NJ 07921

May 14, 2003

Dear Shareholders:

        You are cordially invited to attend the 2003 annual meeting of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC., to be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059 on Thursday, June 19, 2003 at 9:00 a.m., Eastern Daylight Time.

        The matters to be acted upon at the meeting are as follows:

  (i)
  to elect three members of the Board of Directors;

  (ii)
  to approve an amendment to the 2000 Employee Stock Purchase Plan to increase the total number of shares reserved for issuance thereunder from 150,000 to 450,000 shares;

  (iii)
  to approve an amendment to the 1992 Stock Incentive Plan to increase the total number of shares reserved for issuance thereunder from 2,700,000 to 3,900,000 shares; and

  (iv)
  to transact such other business as may properly come before the meeting.

        These matters are more fully described in the accompanying proxy statement.

        We believe the annual meeting provides an excellent opportunity for shareholders to become better acquainted with Bioject and its board members and officers. Although we would like very much to have each shareholder attend the 2003 meeting, we realize this is not possible. Whether or not you plan to be present at the meeting, it is important that your shares be represented. Therefore, we urge you to complete, sign and return the enclosed proxy as soon as possible.

        If you return your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. If you decide between now and June 19, 2003 that you can attend the meeting in person, you may revoke your proxy at that time and vote your shares at the meeting.

        We appreciate your continued support of Bioject and look forward to either greeting you personally at the meeting or receiving your proxy.

Sincerely,
James C. O'Shea Chairman of the Board, President and Chief Executive Officer

BIOJECT MEDICAL TECHNOLOGIES INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders (the "Annual Meeting") of BIOJECT MEDICAL TECHNOLOGIES INC. will be held on Thursday, June 19, 2003, at 9:00 a.m., Eastern Daylight Time, at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059 for the following purposes:

  (i)
  to elect three members of the Board of Directors;

  (ii)
  to approve an amendment to the 2000 Employee Stock Purchase Plan to increase the total number of shares reserved for issuance thereunder from 150,000 to 450,000 shares;

  (iii)
  to approve an amendment to the 1992 Stock Incentive Plan to increase the total number of shares reserved for issuance thereunder from 2,700,000 to 3,900,000 shares; and

  (v)
  to transact such other business as may properly come before the meeting.

        These matters are more fully described in the proxy statement accompanying this Notice.

        Accompanying this Notice of Meeting is a proxy statement and a form of proxy, together with our annual report, which contains the management discussion and analysis, the consolidated financial statements for the nine-month transition period ended December 31, 2002 and the auditors' report on the financial statements. Only holders of common stock of record at the close of business on April 21, 2003, will be entitled to vote at the Annual Meeting and any adjournments thereof.

        Shareholders who are unable to attend the Annual Meeting in person are requested to complete, sign, date and return the enclosed form of proxy directly to American Stock Transfer and Trust Co., postage prepaid. A proxy will not be valid unless it is received at the office of American Stock Transfer and Trust Co., 59 Maiden Lane, New York, New York 10038 before the time fixed for the Annual Meeting.

DATED at Bedminster, New Jersey, this 14th day of May 2003.
BY ORDER OF THE BOARD
James C. O'Shea Chairman of the Board, President and Chief Executive Officer

BIOJECT MEDICAL TECHNOLOGIES INC.

TABLE OF CONTENTS

MANAGEMENT SOLICITATION	1
APPOINTMENT AND REVOCABILITY OF PROXIES	1
VOTING OF PROXIES	1
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	2
EQUITY COMPENSATION PLAN INFORMATION	3
CHANGE IN FISCAL YEAR	4
PROPOSAL #1: ELECTION OF DIRECTORS	4
Directors Compensation	7
Meetings and Committees of the Board of Directors	7
Audit Committee Report	8
EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS	9
Biographical Information	9
Executive Compensation	11
Grant of Stock Options	12
Option Exercises and Fiscal Year End Values	13
Employment Contracts	13
Section 16(a) Beneficial Ownership Reporting Compliance	14
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	15
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	16
STOCK PERFORMANCE CHART	17
PROPOSAL #2: TO APPROVE AN AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN	18
PROPOSAL #3: TO APPROVE AN AMENDMENT TO THE 1992 STOCK INCENTIVE PLAN	20
OTHER MATTERS TO BE ACTED UPON	23
SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE ANNUAL MEETING	23
ANNUAL REPORT AND INCORPORATION BY REFERENCE	24
INDEPENDENT AUDITORS	24
PROPOSALS OF SHAREHOLDERS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS	25

BIOJECT MEDICAL TECHNOLOGIES INC.
PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 19, 2003

MANAGEMENT SOLICITATION

        This proxy statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of BIOJECT MEDICAL TECHNOLOGIES INC. for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Thursday, June 19, 2003, at the time and place and for the purposes set forth in the Notice of Meeting.

        The form of proxy accompanying this proxy statement is solicited by our Board of Directors. Proxies may be solicited by our officers, directors and regular supervisory and executive employees, none of whom will receive any additional compensation for their services. In addition, we have retained the services of Allen Nelson & Co. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, facsimile, telegraph or messenger. We estimate that we will pay Allen Nelson & Co. its customary and reasonable fees not expected to exceed $6,000, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting proxies. We will also pay persons holding shares of the common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. The cost of this solicitation will be borne directly by us.

        The approximate mailing date of the Notice of Meeting, proxy statement and form of proxy is May 14, 2003.

APPOINTMENT AND REVOCABILITY OF PROXIES

        The persons named in the accompanying form of proxy are officers of Bioject.

        In addition to revocation in any other manner permitted by law, a proxy may be revoked by:

  (i)
  signing another proxy bearing a later date and depositing it in the manner set forth in the Notice of Meeting;

  (ii)
  signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed) and either depositing it in the manner set forth in the Notice of Meeting at any time before the time fixed for the Annual Meeting or an adjournment thereof or with the chairman of the Annual Meeting on the day of the Annual Meeting or an adjournment thereof; or

  (iii)
  attending the Annual Meeting or an adjournment thereof, and casting a ballot in person.

        Such revocation will have effect only in respect of those matters that have not already been acted upon. Additional proxy forms may be obtained by calling or writing to American Stock Transfer & Trust Co., Shareholder Services, 59 Maiden Lane, Plaza Level, New York, NY 10038. Telephone: (800) 937-5449.

VOTING OF PROXIES

        The securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the securities shall be voted accordingly. The form of proxy confers authority upon the named proxy holder with respect to matters identified in the accompanying Notice of Meeting. If a choice with respect to such matters is not specified, it is intended that James C. O'Shea and John P. Gandolfo, the persons designated by management in the form of proxy, will vote the securities represented by the proxy in favor of each matter identified in the proxy statement and for election of the nominees named in this proxy statement to the Board of Directors. The proxy confers discretionary authority upon the named proxy holder with respect to amendments to or variations in matters identified in the accompanying Notice of Meeting and other matters, which may properly come before the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        Our voting securities consist of common stock, without par value (the "common stock"). The Record Date has been fixed in advance by our Board of Directors as April 21, 2003, for the purpose of determining shareholders entitled to notice of and to vote at the Annual Meeting. Each share issued at the time of the Record Date carries the right to one vote at the Annual Meeting. As of April 21, 2003, a total of 10,676,100 shares of our common stock were issued and outstanding.

        The following tables set forth certain information concerning the beneficial ownership of our common stock at April 21, 2003, by: (i) each person known by us to own beneficially more than 5 percent of our outstanding capital stock; (ii) each of the directors and named executive officers; and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)(2)	Percentage Beneficially Owned
Elan Pharmaceutical Investments, Ltd.(3) Flatt Smiths SL04 Bermuda	3,194,470	23.0%
Mazama Capital Management, Inc.(4) One S.W. Columbia, Suite 1500 Portland, Oregon 97258	1,621,600	15.2%
Edward L. Flynn(5)	473,864	4.4%
James C. O'Shea	354,686	3.2%
Richard J. Plestina	116,250	1.1%
Michael A. Temple	90,215	*
J. Michael Redmond	89,960	*
Richard R. Stout	73,182	*
John Gandolfo	68,313	*
John Ruedy, M.D.(6)	51,760	*
Eric T. Herfindal(7)	42,250	*
Grace Keeney Fey	29,700	*
William A. Gouveia	22,250	*
Sandra Panem, Ph.D.	17,250	*
All Current Directors and Executive Officers as a Group (15 persons)	1,526,910	13.2%

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 21, 2003 are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage of ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Includes options currently exercisable or exercisable within 60 days after April 21, 2003 for shares of our common stock as follows:

Name	Shares Subject to Options
Edward L. Flynn	17,250
James C. O'Shea	332,102
Richard J. Plestina	30,750
Michael A. Temple	79,999
J. Michael Redmond	73,817
Richard R. Stout	63,902
John Gandolfo	63,333
John Ruedy, M.D.	34,250
Eric T. Herfindal	30,750
Grace Keeney Fey	26,000
William A. Gouveia	18,750
Sandra Panem, Ph.D.	12,750
All Current Directors and Executive Officers as a Group	870,392
(3)
Includes warrants to purchase 505,334 shares of common stock, which are presently exercisable. Also includes 952,738 shares of Series A Convertible Preferred Stock, convertible into 1,905,476 shares of common stock, and 391,830 shares of Series C Convertible Preferred Stock, convertible into 783,660 shares of common stock, both of which are presently convertible.

(4)
Information provided as of July 8, 2002 in a Schedule 13G filed by the shareholder. Mazama Capital Management is an investment adviser and has sole voting power with respect to 1,064,400 shares and sole dispositive power with respect to 1,621,600 shares.

(5)
Includes 24,827 shares held by Mr. Flynn's spouse and 32,044 shares held in his profit sharing plan.

(6)
Includes 1,200 shares held by Dr. Ruedy's children.

(7)
Includes 8,000 held in a family trust.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes equity securities authorized for issuance as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by shareholders(1)	2,341,624	$6.45	97,969
Equity compensation plans not approved by shareholders(2)	78,000	$5.90	0

Total	2,419,624	$6.43	97,969

(1)
Represents 31,950 shares of common stock available for issuance under our 1992 Stock Incentive Plan and 66,019 shares of common stock available for purchase under our 2000 Employee Stock Purchase Plan. Under the terms of 1992 Stock Incentive Plan, a committee of the Board of Directors may authorize the sales of common stock, grant incentive stock options or nonstatutory stock options, and award stock bonuses and stock appreciation rights to eligible employees, officers and directors and eligible non-employee agents, consultants, advisers and independent contractors of Bioject or any parent or subsidiary.

(2)
We have issued warrants to purchase an aggregate of 78,000 shares of common stock to various non-employee consultants. The warrants are fully exercisable and have grant dates ranging from February 1998 to May 2002, terms ranging from three years to five years and exercise prices ranging from $2.80 to $10.34.

CHANGE IN FISCAL YEAR

        During 2002, we changed our fiscal year from a March 31 year end to a December 31 year end. Accordingly, information provided in this proxy statement for the current period is referred to as the nine-month transition period ended December 31, 2002.

PROPOSAL #1: ELECTION OF DIRECTORS

        Our Amended and Restated Articles of Incorporation provide for the holders of our common stock to elect the Class Two members of the Board of Directors at the 2003 Annual Meeting. Directors hold office for three years or until their successors have been elected and qualified. The Board is divided into three classes. There are no family relationships between any of our directors or executive officers.

        At this Annual Meeting, three persons will be nominated to serve as Class Two directors until the Annual Meeting in 2006 and until their successors are elected and duly qualified. The Class Two nominees are Ms. Grace Keeney Fey and Messrs. Eric T. Herfindal and Richard J. Plestina.

        The presence in person or by proxy of holders of record of a majority of the outstanding common stock is required to constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present, the three nominees for election to the Board of Directors who receive the greatest number of votes cast at the Annual Meeting shall be elected directors. Votes may be cast for or withheld from each nominee. Abstentions from voting or non-voting by brokers will be counted for determining whether there is a quorum, but will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE CLASS TWO NOMINEES LISTED BELOW.

        The Board of Directors is currently composed of eight members, one of whom is an employee of Bioject. The following table sets forth the names, ages and certain other information concerning our current directors.

Name	Class	Age	Position	Year Elected Director	Current Term Expires
Edward L. Flynn	1	68	Director(a)(c)	1999	2005
William A. Gouveia	1	60	Director(b)(c)	1994	2005
Grace Keeney Fey	2	56	Director(c)(d)	1995	2003
Eric T. Herfindal	2	61	Director(a)(c)	1996	2003
Richard J. Plestina	2	57	Director(a)(b)(d)	1997	2003
James C. O'Shea	3	57	Chairman, Chief Executive Officer and President	1995	2004
Sandra Panem, Ph.D.	3	56	Director(c)(d)	2001	2004
John Ruedy, M.D.	3	71	Director(a)(b)	1987	2004

  (a)
  Member of Compensation Committee

  (b)
  Member of Nominating Committee

  (c)
  Member of Audit Committee

  (d)
  Member of Ad Hoc-Financing Committee

Nominees for director to be elected by shareholders for a three-year term expiring in 2006

        GRACE K. FEY, CFA, was elected as a director in October 1995. Grace Keeney Fey is an Executive Vice President and Director of Frontier Capital Management Company, a $4 billion investment management firm located in Boston, Massachusetts. Ms. Fey began her career at Alliance Capital Management in 1970, working as an assistant to two senior oil analysts. After leaving Alliance, she worked as an analyst and writer for Babson United, publisher of the United Business Review. In 1978 she joined Keystone Investment Management Corporation as a portfolio manager, working with both institutional and individual clients. From 1980 through 1988, Ms. Fey helped build two small, independent investment management firms in the Boston area. Her activities included portfolio management, equity and fixed income analysis, and marketing. In 1988 she joined Frontier Capital to spearhead the firm's efforts in the wealthy individual and endowment and foundation areas. She currently manages this division for Frontier. Local clients include Society of Jesus, New England, MSPCA, Raytheon, Boston College, Women's Educational and Industrial Union, Rutland Corner House, Visiting Nurses Association, Cooley Dickinson Hospital, Hampshire College, Hampshire Regional YMCA, Nashoba Community Hospital, First Church of Christ Scientist, Goddard Homestead. Other firm clients include Bowdoin College, National Wildlife Federation, Rockefeller Brothers Fund, Bristol Myers, and LL Bean.

        Ms. Fey is a chartered Financial Analyst and she is a member of the Association for Investment Management and Research (AIMR) and the Boston Security Analysts Society. She is a member of the Investment Management Consultants Association (IMCA), and a member of the Social Investment Forum. Ms. Fey has been featured in Business Week, USA Today, The Wall Street Journal, Forbes, Wall Street Transcript and Financial Planning on Wall Street. She is a frequent guest on CNBC and CNN/FN. She teaches seminars on topics such as "Managing Money for Endowments and Foundations."

        Ms. Fey currently serves as Chairman of the Board of Trustees of the University of Massachusetts, and serves on the Investment Committee of the University of Massachusetts Foundation. She is the Chairman of the Board of Directors of Zoo New England (Franklin Park and Stone Zoos). She is an Overseer of the Huntington Theatre, having chaired the Development Committee for several years and currently chairs the Investment Committee, and is director of The Commonwealth Institute and an overseer of the Boston Center for Adult Education and a Director of the Eric Carle Museum of Picture Book Art. Other public board experience includes Tucker Anthony where she served on the Finance Committee.

        ERIC T. HERFINDAL has served as a director since September 1996. Since 2000, Mr. Herfindal has served as President and CEO of National Oncology Alliance, Inc., a company that provides business, clinical, technology and management services to community based oncology practices. From 1995 to 1999, he was Executive Vice President of OnCare Inc., an oncology physician practice management company. Prior to joining OnCare, he was Senior Vice President of Axion, an oncology focused healthcare company. He served for over 20 years as a Professor of Clinical Pharmacy, School of Pharmacy, at the University of California Medical Center in San Francisco, where he is currently a Professor Emeritus. He holds a Doctorate in Pharmacy from the University of California, San Francisco, and a Masters in Public Health from the University of California, Berkeley. He is the author of numerous articles in professional journals and is the editor of a number of books in the field of pharmacy and therapeutics, including the TEXTBOOK OF THERAPEUTICS: DRUG AND DISEASE MANAGEMENT, currently in its seventh edition. Dr. Herfindal has been active in various professional organizations, serves on a number of editorial and advisory boards, and is a frequent lecturer at national and international healthcare meetings.

        RICHARD J. PLESTINA was elected as a director in April 1997. Since 1986, Mr. Plestina has served as President of Quelah Corporation, NW, a family owned investment firm. In 1988, he was a consultant for Cologon, Inc. DBA Alpine Glass Company, a large commercial and residential glass company. From 1979 to 1986, he was an Executive Vice President of Orion Capital Corporation, a multi-line insurance company, and President of EBI Companies, which was acquired by Orion Corporation in 1979. From 1974 to 1979 he served as the Vice President and Marketing Manager of EBIC. Mr. Plestina has served previous directorships for Orion Capital Corporation, EBI Companies, Associated Oregon Industries and Northwest Employer's Council.

Directors whose terms expire in 2004

        JAMES C. O'SHEA has served as our Chairman, President and Chief Executive Officer since March 1995. From January 1989 to March 1995, Mr. O'Shea was President and Chief Operating Officer of Biopure Corporation, a developer of red blood cell substitutes. Prior to 1989, Mr. O'Shea was Executive Vice President of Marketing and Scientific Affairs at Delmed Inc., a manufacturer of peritoneal dialysis solutions and parenteral products. He is a member of the Board of Directors of PSC, Inc., serving as Chairman of the Compensation Committee.

        SANDRA PANEM, Ph.D.    was elected as a director in 2001. Since 2000, Ms. Panem has been a partner in Cross Atlantic Partners, Inc., an investment company specializing in biotechnology and healthcare. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, L.P., which focused on later-stage companies. Prior to this, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Prior to joining Oppenheimer, Dr. Panem was a Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem serves on the boards of directors of Martek Biosciences, Inc. (MATK) and several private companies.

        JOHN RUEDY, MDCM. FRCPC, LLD (hon) has served as a director since 1987. Dr. Ruedy, a physician specialist in internal medicine and clinical pharmacology, has served in a number of key academic positions including Chair of the Department of Pharmacology and Therapeutics, McGill University, Head of the Department of Medicine at St. Paul's Hospital, Vancouver, a teaching hospital of the University of British Columbia, and from 1992-1999 as Dean of the Faculty of Medicine, Dalhousie University. He currently serves as Vice President, Academic Affairs, Capital District Health Authority, Halifax, Nova Scotia, the major clinical teaching facility of the Faculty of Medicine, Dalhousie University. He has extensive experience in clinical trials of drugs and has served on a number of Canadian and international committees dealing with regulatory issues concerning new drugs and devices. He currently is Chairman of the Board of Person to Person Health Care, a tele-technology company based in Nova Scotia, Canada.

Directors whose terms expire in 2005

        EDWARD L. FLYNN was elected as a director in September 1999. Since 1972, Mr. Flynn has been owner and Chief Executive Officer of Flynn Meyer Company, a restaurant industry management company. From 1958 to 1972, Mr. Flynn was a securities broker with Merrill Lynch Pierce Fenner and Smith. He serves as a member of the board of directors of Citri-Lite Co. Inc., a soft drink company, and of TGCI Industries, a geophysical service company primarily conducting three dimensional seismic surveys for companies engaged in oil and gas exploration.

        WILLIAM A. GOUVEIA was elected as a director in January 1994. Mr. Gouveia has served as Director of Pharmacy at Boston's Tufts-New England Medical Center since 1972. He holds a faculty appointment as Associate Professor of Medicine at Tufts University School of Medicine (1977), and serves on the faculty of the Massachusetts College of Pharmacy and Health Sciences, and at Northeastern University's Bouve College of Health Sciences. He holds an M.S. in Hospital Pharmacy from Northeastern University (1966). He has published over 100 articles in leading healthcare journals, as well as numerous book chapters, and has delivered presentations at U.S. and international health care organizations and colleges. He is a Fellow of the American Society of Health-System Pharmacists (ASHP) and has served as board member of the ASHP.

Director Compensation

        We do not pay our directors an annual cash or per meeting compensation for services. Under the terms of our 1992 Stock Incentive Plan, each non-employee director is automatically awarded an option to purchase 3,500 shares of our common stock as a retainer immediately following the close of each annual shareholders' meeting, 1,000 shares for each board meeting attended (4,000 share maximum per calendar year) and 2,000 shares for service as a committee chair, at an exercise price equal to the fair market value on the date of the grant. Such options are vested and exercisable with respect to one-half of the shares at six months from the date of grant with the remaining shares vested and exercisable six months thereafter. The options expire eight years after grant unless previously exercised or terminated due to termination of service. The following table summarizes the options granted to each of the non-employee directors during the nine-month transition period ended December 31, 2002.

Name	Shares Covered by Options Granted	Weighted Average Exercise Price
Grace Keeney Fey	4,500	$2.13
Edward L. Flynn	6,500	2.37
William A. Gouveia	7,500	2.31
Eric T. Herfindal	8,500	2.31
Sandra Panem, Ph.D.	6,000	2.28
Richard J. Plestina	8,500	2.31
John Ruedy, M.D.	8,500	2.31

Meetings and Committees of the Board of Directors

        There were five meetings of the Board of Directors during the nine-month transition period ended December 31, 2002. Each of the directors, except Ms. Fey, attended at least 75% of all of the meetings of the Board of Directors and committees on which they served.

        There are four standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Nominating Committee and the Ad Hoc-Financing Committee.

        The Audit Committee meets with our independent auditors to review the scope and findings of our annual audit and our accounting policies and procedures, which are then reported by the committee to our full Board. The Audit Committee met four times during the nine-month transition period ended December 31, 2002. The members of the Audit Committee are Mss. Fey and Panem and Messrs. Flynn, Gouveia and Herfindal (committee chair).

        The Compensation Committee administers our 1992 Stock Incentive Plan and cash compensation for the executive officers. The Compensation Committee met one time during the nine-month transition period ended December 31, 2002. The members of the Compensation Committee are Messrs. Flynn, Herfindal, Plestina and Ruedy (committee chair).

        The Nominating Committee reviews and recommends to the full Board nominees for directors to be submitted for election at the next annual shareholders' meeting. While the Nominating Committee will consider nominees recommended by shareholders, it has not yet put in place a procedure for considering such nominees. The Nominating Committee did not meet during the nine-month transition period ended December 31, 2002. The members of the Nominating Committee are Messrs. Gouveia (committee chair), Plestina and Ruedy.

        The Ad Hoc Financing Committee monitors our cash reserves and develops strategies for procuring additional capital. The Ad Hoc Financing Committee did not meet during the nine-month transition period ended December 31, 2002. The members of the Ad Hoc Financing Committee are Mss. Fey and Panem and Mr. Plestina (committee chair).

Audit Committee Report

        The Audit Committee of the Board of Directors reports to the Board and is comprised of five directors, all of whom meet independence requirements under current Nasdaq Stock Market corporate governance standards. The Audit Committee's activities are governed by a written charter, which was adopted by the Board in May 2000.

        Management is responsible for Bioject's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Bioject's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In discharging its responsibilities, the Audit Committee and its individual members have met with management and Bioject's independent auditors, KPMG LLP, to review Bioject's accounting functions, the audited financial statements for the nine-month transition period ended December 31, 2002, and the audit process. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors' audit of the financial statements, the quality and adequacy of Bioject's internal controls in the context of a financial statement audit, and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence.

        Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in Bioject's Transition Report on Form 10-K for the nine-month transition period ended December 31, 2002, for filing with the United States Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:
Grace Keeney Fey
Edward L. Flynn
William A. Gouveia
Eric T. Herfindal
Sandra Panem, Ph.D.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

        The following individuals comprise our executive officers:

Name	Age	Position	Officer Since
James C. O'Shea	57	Chairman, Chief Executive Officer and President	1995
John Gandolfo	42	Chief Financial Officer and Vice President, Finance	2001
Michael A. Temple	53	Executive Vice President and General Manager	2001
Eric Mishkin, Ph.D.	51	Senior Vice President and Chief Scientific Officer	2002
Christopher Pugh	35	Vice President, Business Development	2002
J. Michael Redmond	42	Senior Vice President, Business Development	1996
Ricky Richardson	41	Vice President, Product Development	2002
Richard R. Stout, M. D.	50	Vice President, Clinical Affairs	1994

Biographical Information

        JAMES C. O'SHEA.    Please see biographical information in section "ELECTION OF DIRECTORS."

        JOHN GANDOLFO joined Bioject in October 2001 as Chief Financial Officer and Vice President, Finance. Mr. Gandolfo has more than 15 years of experience as a chief financial officer of publicly held and private businesses with a primary focus in the medical sector. Prior to joining Bioject, Mr. Gandolfo was the Chief Financial Officer of Capital Access Network, Inc., a privately held specialty finance company, from September 2000 through September 2001 and Xceed, Inc., a publicly held Internet consulting firm, from November 1999 through September 2000. From April 1994 through November 1999, Mr. Gandolfo was Chief Financial Officer and Chief Operating Officer of Impath, Inc., a publicly-held, cancer-focused healthcare information company. Mr. Gandolfo's additional experience includes chief financial officer of Medical Resources, Inc. A graduate of Rutgers University, Mr. Gandolfo is a certified public accountant (inactive status) who began his professional career at Price Waterhouse.

        MICHAEL A. TEMPLE joined Bioject as Executive Vice President and General Manager in August 2001. He had previously served as Bioject's Chief Financial Officer from April 1998 to August 1999. From August 1999 to August 2001, Mr. Temple was a founder and Chief Financial Officer of Upright Systems Inc., an Internet infrastructure company. Prior to joining Bioject as Chief Financial Officer in 1998, Mr. Temple served varying tenures as chief financial officer for three different companies, Instromedix Inc., a designer and manufacturer of transtelephonic cardiac event monitors, Graziano Produce Company and the Yoshida Group, a collection of operating businesses with activities in manufacturing, logistics and real estate development. Prior to joining the Yoshida Group in 1989, Mr. Temple was a principal in the accounting and business advisory services practice of Laventhol & Horvath, a national public accounting firm.

        ERIC MISHKIN, Ph.D. joined Bioject as Senior Vice President and Chief Scientific Officer in June 2002. Dr. Mishkin has more than 15 years of experience in biomedical research and development in academic and industrial settings with a primary focus in vaccine research and development. From August 1999 through May 2002, Dr. Mishkin was Director of Immunology Research of Wyeth-Ayerst Research, the biopharmaceutical division of American Home Products Company, where he led viral vaccine immunology discovery research efforts. Dr. Mishkin's additional healthcare experience includes Associate Director and Department Head of Viral Vaccine Immunology for Wyeth-Lederle Vaccines and Pediatrics from May 1995 through August 1999, Group Leader of Viral Vaccine Immunology Research for Lederle-Praxis Biologics from January 1992 through May 1995 and various research positions in the Department of Viral Vaccine Research and Development for Lederle-Praxis Biologicals from July 1987 through January 1992. Dr. Mishkin received his B.A. from Hofstra University and his M.S. and Ph.D. (1982, Parasitology) from the University of Connecticut. Dr Mishkin served as a Post-Doctoral Fellow and Research Faculty member in the Departments of Pharmacology/Toxicology and Microbiology/Immunology at The Medical College of Virginia, Virginia Commonwealth University, January 1, 1983 through June 1987.

        CHRISTOPHER PUGH joined Bioject as Vice President of Business Development in May 2002. Mr. Pugh has over ten years experience in pharmaceuticals. From November 1998 to May 2002 he was Director of Business Development at Guilford Pharmaceuticals. Prior to this he worked for Merck & Co. and GlaxoSmithKline, both research-driven pharmaceutical companies, and P&G (Proctor & Gamble). He holds a Council of National Academic Awards MSc with theory at University of West England (Bristol) and research at University of Cambridge. He holds a joint (hons) undergraduate degree in Zoology & Psychology from University College Swansea.

        J. MICHAEL REDMOND joined Bioject in February 1996 as Vice President of Sales and Marketing. He was appointed Vice President of Business Development in February 1998 and promoted to Senior Vice President of Business Development in March 2003. Mr. Redmond has over fifteen years experience in medical marketing and product sales. Prior to joining Bioject he was Director of Business Development and Director of Sales and Marketing for Kollsman Manufacturing Company, a private label developer and manufacturer of medical instrumentation. He also held various sales and marketing positions with Abbott Laboratories Diagnostic division.

        RICKY RICHARDSON was promoted to Vice President of Product Development in June 2002. Mr. Richardson joined Bioject as a Senior Manufacturing Engineer in October 1994. From August 1996 to September 1999 he served as Manufacturing Manager. In September 1999 he was promoted to Vice President of Manufacturing. In October 2000, he was promoted to Vice President of Operations. From May 1991 to October 1994 he was employed as a Quality Engineer and Production Supervisor with Baxter Healthcare. From 1987 to April 1991, Mr. Richardson was a Manufacturing Supervisor at Texas Instruments. From 1984 to 1987 he was a Lieutenant, Field Artillery, with the U.S. Army. He holds a Bachelor's degree in engineering from the U.S. Military Academy, West Point, NY.

        RICHARD R. STOUT, M.D. joined Bioject in April 1994 as Director of Clinical and Regulatory Affairs. He was promoted to Vice President of Clinical Affairs in December 1994. From 1992 to 1993 he was the Director of Clinical and Regulatory Affairs at EndoVascular Instruments, Inc., a developer of surgical devices and methods for endarterectomy and intraluminal graft placement. Dr. Stout acted as the Manager of Tachycardia Clinical Studies at Telectronics Pacing Systems, an international medical device company involved in manufacturing and distributing cardiac pacemakers and implantable defibrillators, from 1990 to 1992. From 1987 to 1989, Dr. Stout was Director of Medical Programs at Biotronic Inc., also a manufacturer and distributor of implantable cardiac pacemakers.

Executive Compensation

        The following table sets forth the cash compensation paid by us to our Chief Executive Officer and to the four other most highly compensated executive officers having salary and bonus compensation greater than $100,000 in the nine-month transition period ended December 31, 2002 (collectively the "named executive officers"), for services rendered to during the nine-month transition period ended December 31, 2002 and the fiscal years ended March 31, 2002 and 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Period or Year Ended	Salary ($)	Bonus ($)			Other Annual Compensation ($)		Option Shares	All Other Compensation ($)(1)
James C. O'Shea Chairman, Chief Executive Officer and President	12/31/02 03/31/02 03/31/01	$254,439 294,945 242,000	$	— — —		$9,276 8,747 8,043	(2) (2) (2)	51,000 200,000 70,000	$74,858 6,005 5,874
John Gandolfo Chief Financial Officer and Vice President Finance	12/31/02 03/31/02 03/31/01	225,504 135,264 —		— 100,000 —	(3)	— — —		84,000 190,000 —	4,016 1,257 —
J. Michael Redmond Vice President of Business Development	12/31/02 03/31/02 03/31/01	143,409 149,274 124,000		44,395 72,262 59,744	(4) (4) (4)	6,000 6,000 6,000	(5) (5) (5)	20,625 24,500 22,000	4,119 5,093 4,860
Michael A. Temple Executive Vice President and General Manager	12/31/02 03/31/02 03/31/01	146,684 114,699 —		— — —		— — —		59,000 165,000 —	4,039 1,461 —
Christopher Pugh Vice President of Business Development	12/31/02 03/31/02 03/31/01	103,910 — —		38,500 — —	(6)	— — —		50,000 — —	3,232 — —

(1)
For Mr. O'Shea, the 12/31/02 amount includes $72,075 related to the forgiveness of a loan and the related tax effects. All other amounts represent the value of Bioject common stock contributed to the officer's 401(k) account.

(2)
Represents supplemental life and disability insurance premiums paid pursuant to an employment agreement with Mr. O'Shea. No other executive officers are entitled to this benefit.

(3)
Represents a signing bonus upon accepting employment.

(4)
Represents commission and bonuses received in conjunction with results achieved through Mr. Redmond's business development efforts.

(5)
Represents an automobile allowance of $500 per month.

(6)
Represents a signing bonus of $13,750 and a bonus of $24,750 related to Mr. Pugh's business development efforts.

Grant of Stock Options

        Shown below is information regarding grants of stock options pursuant to our 1992 Stock Incentive Plan during the nine-month transition period ended December 31, 2002 to the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted(2)	% of Total Options Granted to Employees in Fiscal 2002	Exercise Or Base Price ($/Sh.)	Expiration Date	5% ($)	10% ($)
James C. O'Shea	51,000	8.6%	$2.08	12/19/09	$43,185	$100,640
John Gandolfo	50,000 34,000	8.4 5.7	2.10 2.08	10/14/09 12/19/09	42,746 28,790	99,615 67,093
J. Michael Redmond	20,625	3.5	2.08	12/19/09	17,465	40,700
Michael A. Temple	59,000	9.9	2.08	12/19/09	49,959	116,427
Christopher Pugh	40,000 10,000	6.7 1.7	3.57 2.08	04/29/09 12/19/09	58,134 8,468	135,477 19,733

(1)
Potential realizable value is based on the assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the applicable option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price performance. The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

(2)
All of the options granted vest as to one-third of the total granted on each of the first through third anniversaries of the grant date.

Option Exercises and Fiscal Year End Values

        Shown below is information with respect to options exercised during the nine-month transition period ended December 31, 2002 and unexercised options to purchase our common stock held by the named executive officers at December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options At FY-End($)(1)
James C. O'Shea	—	—	332,102 / 207,668	— / —
John Gandolfo	—	—	63,333 / 210,667	— / —
J. Michael Redmond	—	—	73,817 / 44,293	— / —
Michael A. Temple	—	—	54,999 / 169,001	— / —
Christopher Pugh	—	—	— / 50,000	— / —

(1)
Based on the difference between the exercise price and the closing price of our common stock as quoted by the Nasdaq SmallCap Market on December 31, 2002 ($1.95). The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

Employment Contracts

        In March 1995, we entered into an employment agreement with Mr. O'Shea to serve as Chairman, President and Chief Executive Officer. His salary, which was $345,000 per annum during the nine-month period ended December 31, 2002, is subject to annual adjustment by the Board of Directors and was increased to $358,000 per annum on January 1, 2003. He also receives annual payment of certain disability and life insurance policy premiums. His agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to two years. If he becomes disabled, he will continue at 75% of his then current salary for not less than six months and at 50% of such salary for the successive six months. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with Bioject for three years following termination of his employment. Under the terms of this agreement, Mr. O'Shea is also entitled to receive 20,000 shares of our common stock when we first achieve two consecutive quarters of positive earnings per share.

        In February 1996, we entered into an employment agreement with Mr. Redmond to serve as Vice President of Sales and Marketing. In February 1998, he was appointed Vice President of Business Development. His salary, $147,700 per annum during the nine-month period ended December 31, 2002, plus $500 per month car allowance, is subject to annual adjustment by the Board of Directors. Effective March 6, 2003 his salary increased to $210,000 per annum. Mr. Redmond's agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to four months. In the event he is disabled, he will continue at 75% of his then current salary for not less than six months and then at 50% of such salary through the end of the current term. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with Bioject for three years following termination of his employment.

        In March 2002, we entered into an amended and restated employment agreement with Mr. Gandolfo to serve as our Chief Financial Officer and Vice President of Finance. Mr. Gandolfo's salary during the nine-month period ended December 31, 2002 was $316,437 per annum. Mr. Gandolfo's salary remains at $316,437 per annum for 2003. Mr. Gandolfo was awarded an option to purchase 150,000 shares of our common stock upon commencement of employment and received an option to purchase an additional 50,000 shares of our common stock on the first anniversary of his employment. Mr. Gandolfo's agreement has an initial term of two years, beginning October 15, 2001. Upon expiration of the initial term, the agreement will be automatically renewed for successive one-year terms unless either we or Mr. Gandolfo shall, upon three months written notice to the other, elect not to renew this agreement for any year. In the event Mr. Gandolfo is terminated, he will receive his salary and benefits for up to twelve months following the date of termination. In the event he is disabled, he will continue at 75% of his then current salary for not greater than six months and then at 50% of such salary for up to an additional six months. Health and dental insurance and other benefit coverage will continue for the duration of these payments, for a maximum time period not to exceed twelve (12) months. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, Mr. Gandolfo is permitted to participate in any profit sharing, deferred compensation or other programs. In the event of a change in control, as defined by the agreement, and under certain other circumstances, Mr. Gandolfo's unvested options, if any, will immediately vest. Mr. Gandolfo is prohibited from competing with Bioject for two years following termination of his employment.

        In March 2002, we entered into an amended and restated employment agreement with Mr. Temple to serve as our Executive Vice President and General Manager. Mr. Temple's salary during the nine-month period ended December 31, 2002 was $220,000 per annum. Mr. Temple's salary remains at $220,000 per annum for 2003. Mr. Temple was awarded an option to purchase 75,000 shares of our common stock upon commencement of employment. Mr. Temple's agreement has an initial term of two years, beginning August 6, 2001. Upon expiration of the initial term, the agreement will be automatically renewed for successive one-year terms unless either we or Mr. Temple shall, upon three months written notice to the other, elect not to renew this agreement for any year. In the event Mr. Temple is terminated, he will receive his salary and benefits for up to twelve months following the date of termination. In the event he is disabled, he will continue at 75% of his then current salary for not greater than six months and then at 50% of such salary for up to an additional six months. Health and dental insurance and other benefit coverage will continue for the duration of these payments, for a maximum time period not to exceed twelve (12) months. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, Mr. Temple is permitted to participate in any profit sharing, deferred compensation or other programs. In the event of a change in control, as defined by the agreement, and under certain other circumstances, Mr. Temple's unvested options, if any, will immediately vest. Mr. Temple is prohibited from competing with Bioject for two years following termination of his employment.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and 10 percent shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10 percent shareholders are required by Commission regulations to furnish us with all Section 16(a) reports they file. Based solely on our review of the copies of such reports we received and written representations from our officers and directors, we believe that all required reports were timely filed in the nine-month transition period ended December 31, 2002, except for the following:

  •
  Mr. Gandolfo, an executive officer, failed to timely file two Form 4s regarding the grant of stock options; and

  •
  Messrs. Flynn, Gouveia, Herfindal, Plestina, Ruedy, O'Shea, Stout, Redmond, Richardson and Pugh and Ms. Panem and Ms. Fey, all executive officers or directors, each failed to timely file one Form 4 regarding the grant of stock options.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        Bioject has maintained a philosophy of seeking to attract and retain a key group of experienced executives capable of successfully managing product development, manufacturing, marketing and sales, while providing strong financial management. Bioject provides a combination of annual cash compensation and stock option grants as incentive to increase long-term shareholder value.

        To achieve Bioject's executive compensation objectives, the Compensation Committee adheres to several principles in structuring the compensation packages for the Chief Executive Officer and the other executive officers. Such principles include:

  •
  Compensation that is based on both company and individual performance;

  •
  Competitive compensation as determined by reviewing executive compensation levels at comparable companies;

  •
  Encouraging executive ownership through equity compensation components; and

  •
  Structuring compensation packages to attract and retain qualified executives with leadership skills and other key abilities required to meet our objectives and enhance shareholder value.

        Bioject's executive compensation is composed of the following key elements:

Base Salary

        This is an amount of annual cash compensation, which the Compensation Committee believes is necessary to attract and retain qualified executives and is administered on behalf of the Board of Directors by the Chief Executive Officer for all executive officers other than the CEO. In the nine-month transition period ended December 31, 2002, Bioject's Chief Executive Officer, Mr. O'Shea, was paid based on an annual salary of $345,000. Mr. O'Shea's current base salary is $358,000. As part of Mr. O'Shea's compensation package, the Board agreed to pay premiums on certain life and disability policies owned by Mr. O'Shea.

Long-Term Incentives

        At present, Bioject's primary long-term incentive program is its 1992 Stock Incentive Plan, which is available to all employees, executive officers and non-employee consultants. The Compensation Committee of the Board of Directors grants all options to officers pursuant to the 1992 Stock Incentive Plan. Generally, upon joining Bioject, executive officers are granted options vesting over a three year period at current fair market value in amounts, which in the Compensation Committee's opinion, are consistent with their positions and responsibilities. In addition, based on individual annual performance and contribution to the long-term goals of Bioject, executive officers may receive additional stock option grants. The amount and terms of such options are discretionary and are determined by the Compensation Committee taking into account Bioject's and individual performance. These options vest over varying periods and are intended to focus all employees on achieving the long-term goals of Bioject and to directly reward them for corresponding increases in shareholder value.

        Bioject also has the 2000 Employee Stock Purchase Plan (the "ESPP"), which is available to all full-time employees and executive officers. The ESPP allows for the purchase of shares of Bioject's common stock at a discount utilizing payroll deductions.

        Bioject also has a 401(k) Retirement Benefit Plan for its employees, including its executive officers, which provides for voluntary employer matches of employee contributions up to 6% of salary and for discretionary profit sharing contributions to all employees. In the nine-month transition period ended December 31, 2002, the named executive officers received the following contributions under this plan:

Name	Number of Shares	Value of Shares
James C. O'Shea	961	$2,783
John Gandolfo	1,861	4,016
J. Michael Redmond	1,923	4,119
Michael A. Temple	1,880	4,039
Christopher Pugh	1,741	3,232

Other

        Due to the availability of operating loss carryforwards, the Compensation Committee determined Mr. O'Shea's and the other executive officers' compensation packages without regard to the limitations of deductibility imposed by Internal Revenue Code Section 162(m).

        Bioject is engaged in a highly competitive industry. In order to succeed, Bioject believes that it must be able to attract and retain qualified executives. The Compensation Committee and the full Board of Directors believes that the above described compensation structure will help Bioject achieve these objectives.

Compensation Committee:

Edward Flynn
Eric T. Herfindal
Richard J. Plestina
John Ruedy, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Executive compensation is administered by the Compensation Committee. The Compensation Committee is composed of Messrs. Flynn, Herfindal, Plestina and Ruedy. All members of the Compensation Committee are non-employee, outside directors. James O'Shea, our Chairman, President and Chief Executive Officer, while not a member of the Compensation Committee, participated in deliberations concerning executive officer compensation, but abstained from deliberations concerning his own compensation.

STOCK PERFORMANCE CHART

        The following chart compares the yearly stock market (U.S.) percentage change in the cumulative total stockholder return on our common stock during the five fiscal years ended December 31, 2002 with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the S&P 500 Pharmaceutical and Biotechnology Index. The comparison assumes $100 was invested on December 31, 1997, in our common stock and in each of the foregoing indices and assumes reinvestment of dividends.

		Indexed Returns Year Ending
Company/Index	Base Period 12/31/97
		12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Bioject	$100.00	$104.84	$126.68	$95.48	$196.41	$30.42
S&P 500 Pharmaceutical & Biotech Index	100.00	149.87	137.43	182.68	157.43	125.77
Nasdaq Stock Market—U.S.	100.00	140.99	261.48	157.42	124.89	86.33

PROPOSAL #2: PROPOSAL TO AMEND THE 2000 EMPLOYEE STOCK PURCHASE PLAN

        Our 2000 Employee Stock Purchase Plan (the "ESPP"), is intended to provide a convenient and practical means by which employees may participate in our stock ownership. The Board of Directors believes that the opportunity to acquire a proprietary interest in our success through the acquisition of shares of common stock pursuant to the ESPP is an important aspect of our ability to attract and retain highly qualified and motivated employees. As of March 31, 2003, out of the shares of common stock reserved for issuance under the ESPP, only 66,019 shares remained available for issuance. Accordingly, the Board has approved an amendment to the ESPP, subject to shareholder approval, to reserve an additional 300,000 shares for the ESPP and thus increase the total number of shares reserved for issuance under the ESPP from 150,000 to 450,000 shares.

        Key provisions of the ESPP are described below. The complete text of the ESPP, marked to show the proposed amendment, is attached to this document as Appendix A.

Shares Reserved for ESPP

        We have reserved a total of 150,000 shares for issuance under the ESPP. If this proposal to amend the ESPP is approved, the number of shares reserved for issuance under the ESPP will be increased to 450,000. The number of shares issuable under the ESPP is subject to adjustment in the event of stock dividends, reverse or forward stock splits, combinations of shares, recapitalizations or other changes in the outstanding common stock.

Eligibility

        Except as described below, all of our full-time employees, as defined in the ESPP, and our participating subsidiaries are eligible to participate in the ESPP. Any employee who would, immediately after an offering, and after including the number of shares that could be purchased in that offering, own or could be considered to own five percent or more of the voting power or value of all classes of our stock, or any of our subsidiaries, will be ineligible to participate in that offering.

        No option may permit the purchase of more than 10,000 shares, and no option may be granted under the ESPP that would allow an employee's right to purchase shares under all of our stock purchase plans and our subsidiaries' to which Section 423 of the Internal Revenue Code (the "Code") applies to accrue at a rate that exceeds $25,000 of the fair market value, as determined on the date of grant, for each calendar year that the option is outstanding.

ESPP Offerings

        The ESPP is implemented by a series of overlapping two-year offerings, with a new offering commencing on May 15 and November 15 of each year. Accordingly, up to four separate offerings may be in process at any time. The first day of each offering is the "offering date" for that offering and each offering ends on the second anniversary of its offering date. Each offering is divided into four six-month purchase periods, one of which ends on each May 15 and November 15 during the term of the offering. The last day of each purchase period is a "purchase date" for the applicable offering. An employee may participate in only one offering at a time and may purchase shares only through payroll deductions permitted under the ESPP. Payroll deductions must be a whole percentage of not less than one percent nor more than 15 percent of a participant's gross amount of base pay plus commissions, if any.

Purchase Price

        The price at which shares may be purchased on any purchase date in an offering will be the lower of (a) 85 percent of the fair market value of a share of common stock on the offering date of the offering or (b) 85 percent of the fair market value of a share of common stock on the purchase date. The fair market value of a share of common stock on any date will be the closing price on the immediately preceding trading day as reported by the Nasdaq Small Cap Market or, if the common stock is not reported on the Nasdaq Small Cap Market, such other reported value of the common stock as may be specified by the Board of Directors.

Termination and Amendment

        The ESPP will terminate when all of the shares reserved for purposes of the ESPP have been purchased, provided that the Board of Directors in its sole discretion may terminate the ESPP at any time. The Board may at any time amend the ESPP in any and all respects, provided that the Board may not, without shareholder approval, (i) increase the number of shares reserved for the ESPP, except for those adjustments authorized by the ESPP, or (ii) decrease the purchase price of shares offered pursuant to the ESPP.

Federal Income Tax Consequences

        The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, employees will not recognize taxable income or gain with respect to shares purchased under the ESPP either at the offering date of, or at any purchase date in, an offering. If an employee disposes of shares purchased under the ESPP more than two years after the offering date and more than one year after the purchase date, or in the event of the employee's death at any time, the employee or the employee's estate generally will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition or death over the applicable purchase price, or (2) 15 percent of the fair market value of the shares on the offering date. In the case of such a disposition or death, Bioject will not be entitled to any deduction from income. Any gain on the disposition in excess of the amount treated as ordinary compensation income generally will be capital gain.

        If an employee disposes of shares purchased under the ESPP within two years after the offering date or within one year after the purchase date, the employee generally will be required to report the excess of the fair market value of the shares on the purchase date over the applicable purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price generally will be capital gain or loss. In the event of a disposition within two years after the offering date or within one year after the purchase date, subject to certain limitations, such as the $1,000,000 cap on deductibility under Section 162(m) of the Code, Bioject generally will be entitled to a deduction from income in the year of such disposition equal to the amount the employee is required to report as ordinary compensation income.

Recommendation of the Board

        The Board of Directors recommends the stockholders vote FOR the proposal to amend the ESPP as described above. Approval of the amendment to the ESPP by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote.

PROPOSAL #3: PROPOSAL TO AMEND THE 1992 STOCK INCENTIVE PLAN

        The Board of Directors believes that the availability of stock options and other stock-based incentives under our 1992 Stock Incentive Plan (the "Plan") is important to our ability to attract and retain experienced employees and to provide an incentive for them to exert their best efforts on our behalf. In 2001, the shareholders approved an increase in the number of shares of common stock reserved for issuance under the Plan to 2,700,000 shares. As of March 31, 2003, out of the 2,700,000 shares of common stock reserved for issuance under the Plan, only 21,030 shares remained available for grant.

        The Board of Directors believes additional shares will be needed under the Plan to provide appropriate incentives to key employees. Accordingly, on March 13, 2003 the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to reserve an additional 1,200,000 shares for the Plan, thereby increasing the total number of shares reserved for issuance under the Plan to 3,900,000 shares.

        In addition, shareholder approval of this proposal will constitute re-approval of the per-employee limit on grants of options and stock appreciation rights under the Plan of 200,000 shares annually. This re-approval is required every five years for continued compliance with regulations under Section 162(m) of the Code. See "Tax Consequences."

        The complete text of the Plan, marked to show the proposed amendment, is attached to this proxy statement as Appendix B. The following description of the Plan is a summary of certain provisions and is qualified in its entirety by reference to Appendix B.

Awards and Eligibility

        The Plan provides for stock-based awards to (i) employees and officers of Bioject and our subsidiaries, (ii) selected non-employee agents, consultants, advisors and independent contractors of Bioject or any parent or subsidiary, and (iii) outside (non-employee) directors of Bioject. Awards which may be granted under the Plan include stock options, stock bonuses, stock appreciation rights, and specified sales of stock (collectively, "Awards"). The Compensation Committee of the Board of Directors (the "Committee") administers the Plan and determines the key employees and non-employee advisors who are to receive Awards under the Plan and the types, amounts, and terms of such Awards. The Committee currently consists of Mr. Flynn, Mr. Herfindal, Dr. Ruedy and Mr. Plestina. The Committee has delegated authority to Bioject's Chief Executive Officer to grant options to non-officer employees, provided that he may not grant options for more than 10,000 shares to any new employee and he may not grant options for more than 5,000 shares to any other employee in any calendar year. No Awards may be granted under the Plan on or after June 30, 2010.

        At March 31, 2003, a total of 80 persons were eligible for Awards under the Plan, including each of our executive officers, 65 other employees, and each of our seven outside (non-employee) directors.

Purposes

        The purpose of the Plan is to promote and advance the interests of Bioject and its shareholders by enabling us to attract, retain, and reward key employees, non-employee advisors and directors. The Plan is also intended to strengthen the commonality of interests between our shareholders and such employees, non-employee advisors and directors by offering equity-based incentive Awards to promote a proprietary interest in pursuing our long-term growth, profitability, and financial success.

Options

        Options granted under the Plan may be either incentive stock options meeting the requirements of Section 422 of the Code or nonqualified options. The Committee or, in limited circumstances, Bioject's

Chief Executive Officer, determines the number of shares of common stock subject to options granted, the option price, the term of the option, the time or times at which the option may be exercised and whether an option is an incentive or nonqualified stock option. Incentive stock options, however, may be exercisable not more than ten years from the date of grant. The Plan does not limit the maximum term or amount of award for nonqualified options. The exercise price per share for options granted under the Plan generally must be at least 100 percent (for incentive stock options) or 75 percent (for nonqualified options) of the fair market value of a share of common stock on the date the option is granted. The purchase price for options may be paid in cash or, at the discretion of the Committee, in whole or in part in shares of common stock. In the event that the employment or service of the optionee with us or our parent or subsidiary corporation terminates for any reason other than for death or physical disability, vested options may be exercised at any time prior to the earlier of the expiration date of the option or (i) the expiration of one year after the date of such termination in the case of executive officers; (ii) the expiration of two years after the date of such termination in the case of outside directors and (iii) the expiration of 90 days after the date of such termination for all other optionees. In the event of termination of employment due to death or disability, the options may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of such termination.

Stock Bonuses

        The Committee may award shares under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as shall be determined by the Committee, all of which shall be evidenced in a writing signed by the recipient prior to receiving the bonus shares.

Stock Sales

        The Committee may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the consideration be less than 75 percent of the fair market value of the shares at the time of issuance. Shares so issued shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by us and forfeiture of the shares issued, together with such other restrictions as may be determined by the Committee.

Stock Appreciation Rights

        The Committee may grant stock appreciation rights ("SARs") under the Plan. A recipient of SARs will receive, upon exercise, a payment (in cash or in shares of common stock) based on the increase in the price of a share of common stock between the date of grant and the date of exercise. SARs may be granted in connection with options or other Awards granted under the Plan or may be granted as independent Awards. If a SAR is granted in connection with an option, the SAR shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a SAR, any option or portion thereof to which the SAR relates terminates. If a SAR is granted in connection with an option, upon exercise of the option, the SAR or portion thereof to which the option relates terminates.

Non-Employee Director Options

        Outside (non-employee) directors may receive only the non-discretionary option grants specified in the Plan. The Plan authorizes automatic annual option grants for 3,500 shares to each non-employee director. The Plan also authorizes additional option grants to non-employee directors for 2,000 shares annually for serving as a Board committee chair and for 1,000 shares for each Board meeting attended, with a 4,000 share limit on options granted for Board meeting attendance in any calendar year. All options granted to non-employee directors have a term of eight years, an exercise price equal to the fair market value on the date of the grant, and a vesting schedule under which options become exercisable with respect to one-half of the shares six months from the date of grant and with respect to the remaining shares six months thereafter.

Changes in Capital Structure

        If our outstanding shares of common stock are increased or decreased or are changed into or exchanged for a different number or kind of shares or other securities of ours or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan and in all other share amounts set forth in the Plan; and (ii) in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant's proportionate interest before and after the occurrence of the event is maintained.

Federal Income Tax Consequences

        Certain options authorized to be granted under the Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no regular income upon grant or exercise of the incentive stock option. However, the gain resulting from the exercise of an incentive stock option is included in the alternative minimum taxable income of the optionee and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. We will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, we will generally be entitled to a deduction to the extent the employee realized ordinary income.

        Certain options authorized to be granted under the Plan will be treated as nonqualified options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a nonqualified option until the option is exercised. At the time of exercise of a nonqualified option, the optionee will realize ordinary compensation income, and we will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. We are required to withhold on the income amount if the optionee is an employee. Upon the sale of shares acquired upon exercise of a nonqualified option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

        An individual who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under Section 83(b) of the Code within 30 days after the original transfer. We generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. We are required to withhold on the income amount if the recipient is an employee.

        Section 162(m) of the Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options and stock appreciation rights may be granted. Approval of this proposal will constitute re-approval of the per-employee limit under the Plan previously approved by the shareholders. Other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be not less than fair market value of the common stock on the date of grant. Accordingly, we believe that if this proposal is approved by shareholders, compensation received on exercise of options and stock appreciation rights granted under the Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Recommendation of the Board

        The Board of Directors recommends the stockholders vote FOR the proposal to approve the Plan amendment as described above. The affirmative vote of the holders of shares of common stock with a majority of the votes of the holders present in person or represented by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on the proposal. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted FOR the proposal.

OTHER MATTERS TO BE ACTED UPON

        It is not known whether any other matters will come before the Annual Meeting other than as set out above and in the Notice of Meeting. However, if such should occur, the two persons named in the accompanying form of proxy, James C. O'Shea and John Gandolfo, intend to vote on the matters in accordance with their best judgment, exercising discretionary authority with respect to amendments or variations or matters identified in the Notice of Meeting and other matters which may properly come before the Annual Meeting or an adjournment thereof.

SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE ANNUAL MEETING

        Section 1.12 of our Bylaws provides that advance notice of nominations for the election of directors or proposals for an amendment to our Bylaws must be received by us thirty (30) days prior to the date of the shareholder meeting at which the shareholder wishes to present such nomination or proposal or, if less than 40 days' notice of the date of the meeting is given to shareholders, by the close of business on the 10th day following the date on which notice of the meeting was mailed to shareholders.

        Each notice of a nomination or proposal of a Bylaw amendment must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of our common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or proposal; (iii) certain biographical information concerning each person to be nominated for election as a director, the number of shares of common stock beneficially owned by such nominee, and the consent of such person to serve as a director if so elected; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) the provisions of any proposed Bylaw amendment and any financial interest of the shareholder in the proposal; and (vi) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

ANNUAL REPORT

        Our Annual Report to Shareholders for the nine-month transition period ended December 31, 2002 accompanies this proxy statement. On written request, we will provide, without charge, a copy of our Form 10-K filed with the Securities and Exchange Commission (including a list briefly describing the exhibits thereto) to any record holder or beneficial owner of our common stock. Requests should be directed to the attention of the Secretary of the Company at 211 Somerville Road (Route 202 North), Bedminster, NJ 07921.

INDEPENDENT AUDITORS

        KPMG LLP, independent auditors, performed the audit of our financial statements for the nine-month transition period ended December 31, 2002 and our Board of Directors has appointed KPMG LLP as auditors for the year ending December 31, 2003. We expect a representative of KPMG LLP to be present at the 2003 Annual Meeting and to be available to respond to appropriate questions from shareholders. The representative will have the opportunity to make a statement at the meeting if he desires to do so. The fees billed by KPMG LLP for the audit for the nine-month transition period ended December 31, 2002 financial statements and for other professional services rendered in the nine-month transition period ended December 31, 2002 were:

Audit Fees	$52,100
Financial Information Systems Design and Implementation Fees	—
All Other Fees:
Audit Related	—
Other	3,750	(1)

Total	$55,850

(1)
Represents fees for tax compliance services provided.

        The Audit Committee has determined that the provision of the above services is compatible with KPMG LLP maintaining its independence.

        On May 10, 2002, the Audit Committee of our Board of Directors approved the dismissal of our independent public accountants, Arthur Andersen LLP. Arthur Andersen LLP's report on our financial statements for the fiscal year ended March 31, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and during the subsequent interim period through the date of dismissal, May 10, 2002, there were not any disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

        Also on May 10, 2002, based on the recommendation of the Audit Committee of our Board of Directors, we engaged the firm of KPMG LLP to be our independent auditors. We did not consult KPMG LLP at any time prior to May 10, 2002 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

PROPOSALS OF SHAREHOLDERS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

        Proposals of shareholders to be presented at the annual meeting to be held in 2004 must be received at our executive offices by January 14, 2004, in order to be included in our proxy statement and form of proxy concerning that meeting.

        In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of the proxies solicited by the Board of Directors in connection with the 2004 Annual Meeting of Shareholders may vote such proxies in their discretion on certain matters as more fully described in that rule, including, without limitation, on any matter coming before the meeting as to which Bioject does not have notice on or before March 30, 2004. This notice period does not apply to director nominations or amendments to the Bylaws, which are governed by our Bylaws and explained under the heading "Shareholder Proposal and Nomination Procedures for the Annual Meeting."

DATED at Bedminster, New Jersey, this 14th day of May 2003.
BY ORDER OF THE BOARD
James O'Shea Chairman of the Board, President and Chief Executive Officer

APPENDIX A

BIOJECT MEDICAL TECHNOLOGIES INC.

2000 EMPLOYEE STOCK PURCHASE PLAN*

(AS AMENDED AS OF MARCH 13, 2003)

        1.    Purpose of the Plan.    Bioject Medical Technologies Inc. (the "Company") believes that ownership of shares of its common stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of the Company's 2000 Employee Stock Purchase Plan (the "Plan") is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company's shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

        2.    Shares Reserved for the Plan.    There are [150,000] 450,000 shares of the Company's authorized but unissued or reacquired common stock reserved for purposes of the Plan. The number of shares reserved for the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding common stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

        3.    Administration of the Plan.    The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

        4.    Eligible Employees.    Except as indicated below, all full-time employees of the Company and all full-time employees of each of the Company's subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. A "full-time employee" is one who is in the active service of the Company or a Participating Subsidiary on the applicable Subscription Deadline (as defined below) excluding, however, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

        5.    Offerings.

          (a)    Offerings and Purchase Periods.    The Plan shall be implemented by a series of overlapping two-year offerings (the "Offerings"), with a new Offering commencing on May 15 and November 15 of each year beginning with November 15, 2000. Accordingly, up to four separate Offerings may be in process at any time, but an employee may only participate in one Offering at a time. The first day of each Offering is the "Offering Date" for that Offering and each Offering shall end on the second anniversary of its Offering Date. Each Offering shall be divided into four six-month purchase periods ("Purchase Periods"), one of which shall end on each May 15 and November 15 during the term of the Offering. The last day of each Purchase Period is a "Purchase Date" for the applicable Offering.

          (b)    Grants; Limitations.    On each Offering Date, each eligible employee shall be granted an option under the Plan to purchase shares of common stock on the Purchase Dates for the Offering for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no option shall permit the purchase of more than 10,000 shares, and (b) no option may be granted under the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

        6.    Participation in the Plan.

          (a)    Initiating Participation.    An eligible employee may participate in an Offering under the Plan by filing with the Company a subscription and payroll deduction authorization on a form furnished by the Company. The subscription and payroll deduction authorization must be filed no later than 10 days prior to the Offering Date (the "Subscription Deadline"). Once filed, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the same day. The payroll deduction authorization will authorize the employing corporation to make payroll deductions from each of the participant's paychecks during the Offering other than a paycheck issued on the Offering Date. The amount to be deducted shall be designated by the participant in the payroll deduction authorization and must be a whole percentage of not less than one percent and not more than 15 percent of the gross amount of base pay plus commissions, if any, payable to the participant for the period covered by each paycheck. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.

          (b)    Amending or Terminating Participation.    After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization up to two times during any Purchase Period, and may terminate participation in the Plan at any time at least 10 days prior to a Purchase Date by written notice to the Company. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least 10 days prior to the payday for that pay period. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant's participation in the Plan, all amounts deducted from the participant's pay and not previously used to purchase shares under the Plan shall be returned to the participant.

        7.    Option Price.    The price at which shares shall be purchased on any Purchase Date in an Offering shall be the lower of (a) 85% of the fair market value of a share of common stock on the Offering Date of the Offering or (b) 85% of the fair market value of a share of common stock on the Purchase Date. The fair market value of a share of common stock on any date shall be the closing price on that date as reported by the Nasdaq Stock Market or, if the common stock is not reported on the Nasdaq Stock Market, such other reported value of the common stock as shall be specified by the Board of Directors. If an Offering Date or Purchase Date occurs on a date that is not a market trading day, the fair market value of a share of common stock on that date shall be such closing market price on the next trading day.

        8.    Purchase of Shares.    All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts, unless otherwise determined by the Board of Directors. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any cash balance remaining in a participant's account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant's account for the next Purchase Period. Any other amounts in a participant's account after a Purchase Date will be repaid to the participant.

        9.    Automatic Withdrawal and Re-enrollment.    If the fair market value of a share of common stock on any Purchase Date of an Offering is less than the fair market value of a share of common stock was on the Offering Date for such Offering, then every participant in that Offering shall automatically (a) be withdrawn from such Offering after the acquisition of the shares of common stock on such Purchase Date, and (b) be enrolled in the new Offering commencing on such Purchase Date.

        10.    Delivery and Custody of Shares.    Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time sell all or part of the shares held by the Custodian for the participant's account at the market price at the time the order is executed. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may obtain (a) transfer into the participant's own name of all or part of the shares held by the Custodian for the participant's account and delivery of such shares to the participant, or (b) transfer of all or part of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm; provided, however, that no shares may be transferred under (a) or (b) until two years after the Offering Date of the Offering in which the shares were purchased and one year after the Purchase Date on which the shares were purchased.

        11.    Records and Statements.    The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of his account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

        12.    Expense of the Plan.    The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

        13.    Rights Not Transferable.    The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any cash withheld and not previously applied to purchase shares, together with any shares held by the Custodian for the participant's account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

        14.    Dividends and Other Distributions.    Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of common stock of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

        15.    Voting and Shareholder Communications.    In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the Custodian for his account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

        16.    Tax Withholding.    Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

        17.    Responsibility and Indemnity.    Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

        18.    Conditions and Approvals.    The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company's securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

        19.    Amendment of the Plan.    The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan (except for adjustments authorized in paragraph 2, above) or decrease the purchase price of shares offered pursuant to the Plan.

        20.    Termination of the Plan.    The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

Amended: March 13, 2003

APPENDIX B

BIOJECT MEDICAL TECHNOLOGIES INC.

RESTATED 1992 STOCK INCENTIVE PLAN*

(AS AMENDED AS OF SEPTEMBER 13, 2001 AND MARCH 13, 2003)

        1.    Purpose.    The purpose of this Restated 1992 Stock Incentive Plan (the "Plan") is to enable Bioject Medical Technologies Inc., an Oregon corporation (the "Company"), to attract and retain the services of (a) selected employees, officers and directors of the Company or of any parent or subsidiary corporation of the Company, and (b) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary.

        2.    Shares Subject to the Plan.    Subject to adjustment as provided below and in paragraph 11, up to [2,700,000] 3,900,000 shares of Common Stock of the Company (the "Shares") shall be offered and issued under the Plan. If an option or a stock appreciation right granted under the Plan expires, terminates or is cancelled, the unissued Shares subject to such option or stock appreciation right shall again be available under the Plan. If Shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of Shares forfeited or repurchased shall again be available under the Plan.

        3.    Effective Date and Duration of Plan.

          (a)    Effective Date.    The Plan shall become effective when adopted by the Board of Directors of the Company (the "Board"). However, no option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholder meeting at which a quorum is present, and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options and stock appreciation rights may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b)    Duration.    No options or stock appreciation rights may be granted under the Plan, no stock bonuses may be awarded under the Plan, and no Shares may be sold pursuant to paragraph 8 of the Plan on or after June 30, 2010. However, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. The Board may suspend or terminate the Plan at any time, except with respect to options, stock appreciation rights and Shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, stock appreciation rights, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.

*
Text in brackets and italics is to be deleted; text in bold and underline is new.

        4.    Administration.

          (a)  The Plan shall be administered by a committee appointed by the Board consisting of not less than two directors (the "Committee"). The Committee shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards; provided, however, that only the Board may amend or terminate the Plan as provided in paragraphs 3 and 14. At any time when the officers and directors of the Company are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee shall consist solely of "non-employee" directors as such term is defined from time to time in SEC Rule 16b-3(b)(3)(i) or successor rule. No member of the Committee shall be eligible to receive any award under the Plan while such person serves as a Committee member, except pursuant to paragraph 10.

          (b)  Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any vesting or exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (c)  The Board of Directors may delegate to any officer or officers of the Company authority to grant awards under the Plan, subject to any restrictions imposed by the Board of Directors.

        5.    Types of Awards; Eligibility.    The Committee may, from time to time, take the following actions under the Plan: (i) grant Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraph 6(b); (ii) grant options other than Incentive Stock Options ("Nonstatutory Stock Options") as provided in paragraph 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell Shares as provided in paragraph 8; and (v) grant stock appreciation rights as provided in paragraph 9. Any such awards may be made to employees (including employees who are officers or directors) of the Company or of any parent or subsidiary corporation of the Company, and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its parent or subsidiaries; provided, however, that only employees of the Company or a parent or subsidiary shall be eligible to receive Incentive Stock Options under the Plan, and, provided further, that directors who are not employees shall receive awards only pursuant to paragraph 10. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made under the Plan. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than 200,000 shares of Common Stock in any calendar year.

        6.    Option Grants

          (a)    Grant.    Each option granted under the Plan shall be evidenced by a stock option agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan. With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

          (b)    Incentive Stock Options.    Incentive Stock Options granted under the Plan shall be subject to the following terms and conditions:

            (i)    No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or of any parent or subsidiary corporation of the Company exceeds $100,000.

            (ii)  An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Shares subject to the option on the date it is granted, and the option by its terms is not exercisable more than five years from the date of grant.

            (iii)  Subject to paragraphs 6(b)(ii) and 6(d), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable more than 10 years from the date of grant.

            (iv)  The option price per Share shall be determined by the Committee at the time of grant. Subject to paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Shares covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the average of the closing bid and asked prices for the Common Stock of the Company as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on the day preceding the day the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock of the Company as shall be specified by the Committee.

            (v)  The Committee may at any time without the consent of the optionee convert an Incentive Stock Option into a Nonstatutory Stock Option.

          (c)    Nonstatutory Stock Options.    Nonstatutory Stock Options shall be subject to the following additional terms and conditions:

            (i)    The option price for Nonstatutory Stock Options shall be determined by the Committee at the time of grant. The option price may not be less than 75 percent of the fair market value of the Shares covered by the Nonstatutory Stock Option on the date of grant. The fair market value of the Shares covered by a Nonstatutory Stock Option shall be determined pursuant to paragraph 6(b)(iv).

            (ii)  Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

          (d)    Exercise of Options.    Except as provided in paragraphs 6(e) and (f) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any parent or subsidiary corporation of the Company and shall have been so employed or have provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for purposes of the Plan. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(f), 11 and 12, options granted under the

  Plan may vest and be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.

          (e)    Restrictions on Transfer.    Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee; provided, however, that, with the consent of the Committee, which consent may be withheld in its sole discretion or conditioned on such requirements as the Committee shall deem appropriate, an officer or director of the Company who is subject to Section 16(b) of the Exchange Act may assign or transfer without consideration all or any portion of a Nonstatutory Stock Option granted under the Plan to such officer's or director's spouse (or former spouse) pursuant to a qualified domestic relations order. The holder of any Nonstatutory Stock Option that has been transferred pursuant to this paragraph 6(e) may be subject to treatment under tax and securities laws with respect to the transferred option which differs from the treatment to which the applicable officer or director was subject with respect to the option prior to the transfer.

          (f)    Termination of Employment or Service.

            (i)    In the event the employment or service of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of death or physical disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months (one year in the case of officers and two years in the case of directors) after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

            (ii)  In the event of the termination of the optionee's employment or service with the Company or a parent or subsidiary corporation of the Company because the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

            (iii)  In the event of the death of an optionee while employed by or providing service to the Company or a parent or subsidiary corporation of the Company, the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of death, and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

            (iv)  The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

            (v)  To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

          (g)    Purchase of Shares.    Unless the Committee determines otherwise, Shares may be acquired pursuant to an option only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and, if required to comply with the Securities Act of 1933, as amended, or state securities laws, the notice shall include a representation that it is the optionee's present intention to acquire the Shares for investment and not with a view to distribution. The certificates representing the Shares shall bear any legends required by the Committee. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such Shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company), or, with the consent of the Committee, in whole or in part, in Shares valued at fair market value, as determined pursuant to paragraph 6(b)(iv). Unless the Committee determines otherwise, all payments made to the Company in connection with the exercise of an option must be made by a certified or cashier's bank check or by the transfer of immediately available federal funds. No Shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the optionee by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, an optionee may deliver Shares to the Company to satisfy the withholding obligation.

        7.    Stock Bonuses.    The Committee may award Shares under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as shall be determined by the Committee, all of which shall be evidenced in a writing signed by the recipient prior to receiving the bonus Shares. The Committee may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The certificates representing the Shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the recipient by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a recipient may deliver Shares to the Company to satisfy the withholding obligation.

        8.    Stock Sales.    The Committee may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the consideration be less than 75 percent of the fair market value of the Shares at the time of issuance, determined pursuant to paragraph 6(b)(iv). Shares issued under this paragraph 8 shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee. The certificates representing the Shares shall bear any legends required by the Committee. The Company may require any purchaser of stock issued under this paragraph 8 to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the purchaser by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Shares to the Company to satisfy the withholding obligation.

        9.    Stock Appreciation Rights.

          (a)    Grant.    Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

          (b)    Exercise.

            (i)    A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the option relates terminates.

            (ii)  The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted before adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

            (iii)  Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one Share over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.

            (iv)  For purposes of this paragraph 9, the fair market value of the Shares shall be determined pursuant to paragraph 6(b)(iv), on the trading day preceding the date the stock appreciation right is exercised.

            (v)  No fractional Shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of Shares may be rounded downward to the next whole Share.

            (vi)  Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the participant by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Shares to the Company to satisfy the withholding amount.

            (vii) Upon the exercise of a stock appreciation right for Shares, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued. Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

        10.    Option Grants to Non-Employee Directors.

          (a)    Automatic Grants.    Immediately after the close of each annual shareholder meeting (commencing with the 1993 annual meeting), each person then serving as a Non-Employee Director, including any such person who is elected at such meeting, shall automatically be granted a Nonstatutory Stock Option to purchase 3,500 Shares and each Non-Employee Director designated to serve as a chair of a Board committee for the ensuing year shall automatically be granted a Nonstatutory Stock Option to purchase an additional 2,000 Shares. On the date of each meeting of the Board other than a telephonic meeting, each Non-Employee Director attending such meeting shall automatically be granted a Nonstatutory Stock Option to purchase 1,000 Shares; provided, however, that no Non-Employee Director shall be granted options for more than 4,000 Shares pursuant to this sentence in any calendar year. For purposes of this paragraph, a "Non-Employee Director" is a director of the Company who is not an employee of the Company or of any parent or subsidiary corporation of the Company on the date the option is granted.

          (b)    Terms of Options.    The exercise price for options granted under this paragraph 10 shall be the fair market value of the Shares on the date of grant, determined pursuant to paragraph 6(b)(iv). Each such option shall have an eight-year term from the date of grant, unless earlier terminated as provided in paragraph 6(f), and shall vest and become exercisable with respect to 1,750 Shares, one-half of the Shares covered by the option six months after the date of grant, with the remaining 1,750, half of the Shares vesting and becoming exercisable on the first anniversary of the date of grant.

        11.    Changes in Capital Structure.    If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan and in all other share amounts set forth in the Plan; and (ii) in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant's proportionate interest before and after the occurrence of the event is maintained, provided that this paragraph 11 shall not apply with respect to transactions referred to in paragraph 12. The Committee may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustment made by the Committee shall be conclusive.

        12.    Effect of Reorganization or Liquidation.

          (a)    Cash, Stock or Other Property for Stock.    Except as provided in paragraph 12(b), upon a merger, consolidation, reorganization, plan of exchange or liquidation involving the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their Common Stock (any such transaction to be referred to in this paragraph 12 as an "Accelerating Event"), any option or stock appreciation right granted hereunder shall terminate, but the optionee shall have the right during a 30-day period immediately prior to any such Accelerating Event to exercise his or her option or stock appreciation right, in whole or in part, without any limitation with respect to vesting or exercisability.

          (b)    Stock for Stock.    If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their Common Stock in any transaction involving a merger, consolidation, reorganization, or plan of exchange, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock and all stock appreciation rights granted hereunder shall be converted into stock appreciation rights measured by the Exchange Stock, unless the Committee, in its sole discretion, determines that any or all such options or stock appreciation rights granted hereunder shall not be converted, but instead shall terminate in accordance with the provisions of paragraph 12(a). The amount and price of converted options and stock appreciation rights shall be determined by adjusting the amount and price of the options or stock appreciation rights granted hereunder to take into account the relative values of the Exchange Stock and the Common Stock in the transaction.

          (c)  The rights set forth in this paragraph 12 shall be transferable only to the extent the related option or stock appreciation right is transferable.

        13.    Corporate Mergers, Acquisitions, Etc.    The Committee may also grant options, grant stock appreciation rights, award stock bonuses and sell stock under the Plan having terms, conditions and provisions that vary from those specified in the Plan; provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses and stock sold or awarded by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a parent or subsidiary corporation of the Company is a party.

        14.    Amendment of Plan.    The Board may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(b)(v), 11, 12 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

        15.    Approvals.    The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws, or if compliance with such laws would, in the opinion of the Company, be unduly burdensome or require the disclosure of information which would not be in the Company's best interests.

        16.    Employment and Service Rights.    Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits; or (ii) confer upon any person engaged by the Company or any parent or subsidiary corporation of the Company any right to be retained or employed by the Company or the parent or subsidiary or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company or the parent or subsidiary.

        17.    Rights as a Shareholder.    The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

Amended: September 13, 2001 and March 13, 2003

May 14, 2003

PORTLAND, OREGON

BIOJECT MEDICAL TECHNOLOGIES INC.
ANNUAL MEETING OF SHAREHOLDERS
June 19, 2003

This Proxy is Solicited on Behalf of the Board of Directors.

        James C. O'Shea and John Gandolfo and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse of this proxy card, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of shareholders of Bioject Medical Technologies Inc. to be held on June 19, 2003 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Annual Meeting"), all shares of stock of Bioject Medical Technologies Inc. (the "Company") to which the undersigned is entitled to vote at the Annual Meeting. Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged by the undersigned.

(To be signed on reverse side)

[REVERSE]

Please date, sign and mail your proxy card back as soon as possible.

ANNUAL MEETING OF SHAREHOLDERS
BIOJECT MEDICAL TECHNOLOGIES INC.
June 19, 2003

Please Detach and Mail in the Envelope Provided

☒  Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW AND "FOR" PROPOSALS #2 AND #3.

1.
Election of the following nominee(s) as directors to serve in such capacities until their successors are duly elected and qualified.

☐  FOR ALL (Except as marked to the contrary below)*            ☐  WITHHELD FOR ALL

Nominees:        Grace Keeney Fey        Eric T. Herfindal        Richard J. Plestina

* Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).

2.
To approve an amendment to the Company's 2000 Employee Stock Purchase Plan to increase the total number of shares reserved for issuance thereunder from 150,000 to 450,000 shares;

☐  For        ☐  Against        ☐  Abstain

3.
To approve an amendment to the Company's 1992 Stock Incentive Plan to increase the total number of shares reserved for issuance thereunder from 2,700,000 to 3,900,000 shares.

☐  For        ☐  Against        ☐  Abstain

4.
To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND "FOR" PROPOSALS #2 AND #3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE SIGN, DATE, AND MAIL YOUR PROXY TODAY.

SIGNATURE:		DATE:

SIGNATURE:		DATE:
(SIGNATURE, IF HELD JOINTLY)
NOTE:
Capacity (Title of Authority, i.e., Executor, Trustee)

QuickLinks

BIOJECT MEDICAL TECHNOLOGIES INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
BIOJECT MEDICAL TECHNOLOGIES INC. TABLE OF CONTENTS
BIOJECT MEDICAL TECHNOLOGIES INC. PROXY STATEMENT for ANNUAL MEETING OF SHAREHOLDERS To Be Held On June 19, 2003 MANAGEMENT SOLICITATION
APPOINTMENT AND REVOCABILITY OF PROXIES
VOTING OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
EQUITY COMPENSATION PLAN INFORMATION
CHANGE IN FISCAL YEAR
PROPOSAL #1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE CHART
PROPOSAL #2: PROPOSAL TO AMEND THE 2000 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL #3: PROPOSAL TO AMEND THE 1992 STOCK INCENTIVE PLAN
OTHER MATTERS TO BE ACTED UPON
SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE ANNUAL MEETING
ANNUAL REPORT
INDEPENDENT AUDITORS
PROPOSALS OF SHAREHOLDERS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
  APPENDIX A
BIOJECT MEDICAL TECHNOLOGIES INC. 2000 EMPLOYEE STOCK PURCHASE PLAN* (AS AMENDED AS OF MARCH 13, 2003)
  APPENDIX B
BIOJECT MEDICAL TECHNOLOGIES INC. RESTATED 1992 STOCK INCENTIVE PLAN* (AS AMENDED AS OF SEPTEMBER 13, 2001 AND MARCH 13, 2003)
BIOJECT MEDICAL TECHNOLOGIES INC. ANNUAL MEETING OF SHAREHOLDERS June 19, 2003